Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-133722) of our report dated March 30, 2007 relating to the financial statements and financial statement schedule as of and for the year ended December 30, 2006 and for the period from April 2, 2005 through December 31, 2005 of American Tire Distributors Holdings, Inc., which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Charlotte, North Carolina

March 30, 2007